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                                                                    EXHIBIT 99.3

Company Contacts:       Keith A. Istre                   Rod Rackley
                        Chief Financial Officer          Investor Relations
                        (504) 926-1000                   (504) 926-1000

              Lamar Advertising Announces Extension of Tender Offer

         Baton Rouge, LA -- Wednesday, November 13, 1996 -- Lamar Advertising Company announced today that, in connection with its tender offer for, and its consent solicitation with respect to, all of its $100,000,000 outstanding 11% Senior Secured Notes due May 15, 2003, it is extending the Expiration Date, which is currently scheduled for November 19, 1996, to 12:00 midnight, New York City time, November 25, 1996. Because this represents an extension of longer than three business days, the Price Determination Date, currently scheduled for November 14, 1996, is being changed to November 20, 1996. All other terms of the Offer remain unchanged.

         In excess of a majority in principal amount of the Notes have been tendered pursuant to the Offer.